Exhibit 4.18

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into May 29, 2015 among LATAM Airlines Group S.A., an open stock corporation (sociedad anónima abierta) organized under the laws of the Republic of Chile (the “Company”), Wilmington Trust Company, as Trustee (as defined below) and Citigroup Global Markets Inc. (“Citigroup”), in its capacity as representative (the “Representative”) of the several initial purchasers set forth in the Certificate Purchase Agreement (together with the Representative, the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement (the “Certificate Purchase Agreement”), dated May 14, 2015, among the Company, the Equipment Note Issuers, the Depositary and the Initial Purchasers, which provides for, among other things, the sale to the Initial Purchasers of $175,610,000 aggregate principal amount of 4.500% LATAM Pass Through Certificates, Series 2015-1B (the “Certificates”). In order to induce the Initial Purchasers to enter into the Certificate Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Certificate Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.          Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the United States Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the United States Securities Exchange Act of 1934, as amended from time to time.

“Agreement” shall have the meaning set forth in the preamble.

“Basic Pass Through Trust Agreement” shall mean the Basic Pass Through Trust Agreement, dated as of May 29, 2015, between the Company and the Trustee.

“Certificate Purchase Agreement” shall have the meaning set forth in the preamble.

“Certificates” shall have the meaning set forth in the preamble.

“Class A Certificates” shall have the meaning set forth in the Class A Trust Supplement.

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“Class A Registration Rights Agreement” shall mean the registration rights agreement, dated as of May 29, 2015, among the Company, the representatives of the initial purchasers party thereto and Wilmington Trust Company, as trustee with respect to the Class A Trust.

“Class A Trust” shall have the meaning set forth in the Class A Trust Supplement.

“Class A Trust Supplement” shall mean the Trust Supplement No. 2015-1A, dated as of May 29, 2015, between the Company and Wilmington Trust Company, as trustee thereunder.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Depositary” shall mean Natixis, acting through its New York Branch.

“Equipment Note Issuers” means the four separate Cayman Islands limited liability companies, each of which is wholly-owned by the Company, that will issue Equipment Notes to be acquired by the Trust.

“Equipment Notes” means the promissory notes issued by the Equipment Note Issuers pursuant to the related indentures.

“Exchange Certificates” shall mean certificates issued under the Pass Through Trust Agreement containing terms identical to the Certificates (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Certificates or, if no such interest was paid, May 29, 2015, (ii) such Exchange Certificates will not contain restrictions on transfer, and (iii) such Exchange Certificates are not entitled to the additional interest specified in Section 2(d) below) to be offered to Holders of Certificates in exchange for Certificates pursuant to the Exchange Offer.

“Exchange Dates” shall have the meaning set forth in Section 2(a)(ii) hereof.

“Exchange Deadline” shall have the meaning set forth in Section 2(a) hereof.

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Certificates for Registrable Certificates pursuant to Section 2(a) hereof.

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a) hereof.

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

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“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Company or used by the Company in connection with the Exchange Certificates or the Registrable Certificates.

“Holder” shall mean the Initial Purchasers, for so long as they own any Registrable Certificates, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Certificates under the Pass Through Trust Agreement; provided that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuance Date” shall mean May 29, 2015.

“Issuer Information” shall mean material information about the Company or the Certificates that has been provided by or on behalf of the Company.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Certificates; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Certificates is required hereunder, Registrable Certificates held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Certificates if such subsequent Holders are deemed to be such affiliates solely by reason of their holding of such Registrable Certificates) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Pass Through Trust Agreement” shall mean the Basic Pass Through Trust Agreement, as supplemented by the Trust Supplement.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Certificates covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

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“Registrable Certificates” shall mean the Certificates; provided, however, that the Certificates shall cease to be Registrable Certificates (i) if such Certificates are afforded the opportunity to be exchanged for Exchange Certificates in an Exchange Offer that complies with Section 2(a) hereof, (ii) when a Registration Statement with respect to such Certificates shall have been declared effective under the 1933 Act and either (A) such Certificates shall have been disposed of pursuant to such Registration Statement or (B) a period of one year has elapsed following such effectiveness, (iii) when such Certificates have been sold pursuant to Rule 144 (but not Rule 144A) under the 1933 Act or (iv) when such Certificates shall have otherwise ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC or Financial Industry Regulatory Authority registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Certificates or Registrable Certificates), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and disbursements relating to the qualification of the Pass Through Trust Agreement under applicable securities laws, (v) the fees and disbursements of the Trustee and its counsel, (vi) the fees and disbursements of counsel for the Company and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (vii) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Certificates by a Holder.

“Registration Statement” shall mean any registration statement of the Company that covers any of the Exchange Certificates or Registrable Certificates pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b) hereof.

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“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company pursuant to the provisions of Section 2(b) of this Agreement which covers all of the Registrable Certificates on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“TIA” shall have the meaning set forth in Section 3(1) hereof.

“Trust” shall mean the “Class B Trust” (as defined in the Pass Through Trust Agreement).

“Trust Supplement” shall mean the Trust Supplement No. 2015-1B, dated as of the date hereof, between the Company and the Trustee.

“Trustee” shall mean Wilmington Trust Company, as trustee with respect to the Certificates under the Pass Through Trust Agreement.

“Underwriter” shall have the meaning set forth in Section 3 hereof.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Certificates are sold to an Underwriter for reoffering to the public.

2.          Registration Under the 1933 Act.

(a)          To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC and subject to the condition set forth in Section 2(b), the Company shall use its reasonable best efforts to cause to be filed an Exchange Offer Registration Statement not later than the 365th day following the Issuance Date (or, if such day is not a business day, the first business day thereafter) covering the offer by the Company to the Holders who are not prohibited by any law or policy of the SEC, or applicable interpretation of the Staff of the SEC, from participating in the Exchange Offer to exchange all of the Registrable Certificates for Exchange Certificates, to cause the Exchange Offer Registration Statement to be declared or otherwise become effective and to have the Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer. The Company shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC. The Company shall keep the exchange offer open for not less than 20 business days after the date the notice referred to below is mailed to the Holders, and the Exchange Deadline shall not be extended because of this requirement. The Company shall use its reasonable best efforts to have the Exchange Offer consummated not later than the 455th day after the Issuance Date (or, if the last day of such 455-day period is not a business day, the first business day thereafter) (the “Exchange Deadline”). The Company shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder, through DTC or otherwise, stating in such Prospectus or accompanying documents, in addition to such other disclosures as are required by applicable law:

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(i)          that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Certificates validly tendered and not withdrawn will be accepted for exchange;

(ii)         the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (such dates, the “Exchange Dates”);

(iii)        that any Registrable Certificate not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;

(iv)        that Holders electing to have a Registrable Certificate exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Certificate, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Exchange Date; and

(v)         that Holders will be entitled to withdraw their election, not later than the close of business on the last Exchange Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Certificates delivered for exchange and a statement that such Holder is withdrawing his election to have such Registrable Certificates exchanged.

As soon as practicable after the last Exchange Date for the Exchange Offer, the Company shall:

(i)          accept for exchange Registrable Certificates or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

(ii)         deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Certificates or portions thereof so accepted for exchange by the Company and, subject to Section 4.01(f) and Section 4.04 of the Trust Supplement, cause the Trustee to promptly issue, authenticate and mail to each Holder, an Exchange Certificate equal in principal amount to the principal amount of the Registrable Certificates surrendered by such Holder.

The Company shall use its reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. Except as set forth in Section 2(b), the Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Initial Purchasers of the names and addresses known to the Company (including through DTC) of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Certificates in the Exchange Offer.

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If the Company effects the Exchange Offer, the Company shall be entitled to close the Exchange Offer twenty (20) business days after such commencement (provided that the Company has accepted all the Certificates theretofore validly tendered and not withdrawn in accordance with the terms of the Exchange Offer).

Each Holder participating in the Exchange Offer shall be required to represent to the Company in writing that at the time of the consummation of the Exchange Offer (i) any Exchange Certificates received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Certificates or the Exchange Certificates, (iii) such Holder is not an affiliate of the Company within the meaning of Rule 405 under the 1933 Act, (iv) if such Holder is not a broker dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Certificates and (v) if such Holder is a broker dealer, that it will receive Exchange Certificates for its own account in exchange for Certificates that were acquired as a result of market making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Certificates.

(b)          (X) In the event that the Company determines (1) that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be consummated by the Exchange Deadline because it would violate applicable law or the applicable interpretations of the Staff of the SEC or (2) the issuance of the Exchange Certificates would cause the Trust to be required to become registered as an investment company under the United States Investment Company Act of 1940, as amended, or (Y) in the event that the Company determines that the “Exchange Offer Registration” (as defined in the Class A Registration Rights Agreement) provided for in Section 2(a) of the Class A Registration Rights Agreement is not available to Class A Certificates or if such “Exchange Offer Registration” is not consummated for any reasonand a “Shelf Registration Statement” (as defined in the Class A Registration Rights Agreement)is filed with respect to Class A Certificates, then the Company (in the case of clause (X)) shall, and (in the case of clause (Y)) shall have the option to, in lieu of effecting the registration of Exchange Certificates pursuant to an Exchange Offer Registration Statement and at no cost to the Holders, (i) as promptly as practicable, file with the SEC a shelf registration statement covering resales of the Registrable Certificates (a “Shelf Registration Statement”), (ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared or otherwise become effective under the Securities Act by the Exchange Deadline and (iii) use its reasonable best efforts to keep effective the Shelf Registration Statement for a period of one year after its effective date (or for such shorter period as shall end when all of the Registrable Certificates covered by the shelf registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act). The Company further agrees to supplement or amend any the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its reasonable best efforts to cause any such amendment to become effective and the Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders of Registrable Certificates copies of any such supplement or amendment promptly after its being used or filed with the SEC.

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(c)          The Company shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) and Section 2(b). Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Certificates pursuant to the Shelf Registration Statement.

(d)          An Exchange Offer Registration Statement pursuant to Section 2(a) hereof or a Shelf Registration Statement pursuant to Section 2(b) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or otherwise becomes effective under SEC rules. As provided for in the Pass Through Trust Agreement, if neither the Exchange Offer is consummated nor the Shelf Registration Statement is declared effective or otherwise becomes effective under SEC rules on or prior to the Exchange Deadline, the interest rate on the Registrable Certificates and the related Equipment Notes held by the Trust will be increased by 0.50% per annum effective as of the first day after the Exchange Deadline but only until the Exchange Offer is consummated or the Shelf Registration Statement is declared or otherwise becomes effective under SEC rules. If the Shelf Registration Statement ceases to be available for more than 45 days during any three-month period or 120 days within any twelve- month period, during the period that it is required to be available pursuant to Section 2(b), the interest rate per annum borne by the Registrable Certificates and the related Equipment Notes held by the Trust shall be increased by 0.50% from the 46th day or 121st day, as applicable, until such time as the Shelf Registration Statement again becomes available; provided that for the purpose of this sentence, the Shelf Registration Statement shall be deemed to have ceased to be available during:

(A)         any period in which the offering of Registrable Certificates pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court;

(B)         the occurrence of any event or the existence of any fact, as a result of which the Shelf Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to which notice has been given by the Company pursuant to Section 3(i); or

(C)         the occurrence or existence of any pending corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Shelf Registration Statement with respect to which notice has been given by the Company pursuant to Section 3(e).

(e)          The maximum possible increase in the interest rate per annum on the Registrable Certificates and the related Equipment Notes held by the Trust pursuant to Section 2(d) hereof, at any time, shall be 0.50%.

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3.          Registration Procedures.

In connection with the obligations of the Company with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Company shall as reasonably expeditiously as possible:

(a)          prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Company, (y) shall, in the case of a Shelf Registration, be available for the sale of the Registrable Certificates by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

(b)          prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period under this Agreement and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Certificates or Exchange Certificates;

(c)          in the case of a Shelf Registration, furnish to each Holder of Registrable Certificates, to counsel for the Initial Purchasers, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Certificates, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Certificates; and the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Certificates and any such Underwriters in connection with the offering and sale of the Registrable Certificates covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d)          use its reasonable best efforts to register or qualify the Registrable Certificates under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Certificates covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Certificates owned by such Holder; provided, however, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

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(e)          in the case of a Shelf Registration, notify each Holder of Registrable Certificates who has provided contact information to the Company, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and related Prospectus or for material additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Certificates covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Certificates for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or Prospectus in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, (vi) of the occurrence of (but not the nature of or details concerning) any event described in Section 2(d)(C) above and (vii) of any determination by the Company that a post-effective amendment to a Registration Statement would be appropriate;

(f)          make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(g)          in the case of a Shelf Registration, furnish to each Holder of Registrable Certificates, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h)          in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Certificates to facilitate the timely preparation and delivery of certificates representing Registrable Certificates to be sold and not bearing any restrictive legends and enable such Registrable Certificates to be in such denominations (consistent with the provisions of the Pass Through Trust Agreement) and registered in such names as the selling Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Certificates;

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(i)          in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v) hereof, use its reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Certificates, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

(j)          Within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) shall reasonably object, except for any amendment or supplement or document (a copy of which has been previously furnished to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel)) which counsel to the Company shall advise the Company in writing is required in order to comply with applicable law, the Initial Purchasers agree, and, by virtue of the acquisition of Registrable Certificates, the Holders agree, that, if they receive timely notice and documents under this clause (j), they will not take actions or make objections under this clause (j) such that the Company is unable to comply with its obligations under Section 2(a) or Section 2(b) hereof;

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(k)          obtain a CUSIP number for each of the Exchange Certificates or the Registrable Certificates, as the case may be, not later than the effective date of a Registration Statement;

(l)          cause the Pass Through Trust Agreement to be qualified under the United States Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Certificates or Registrable Certificates, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Pass Through Trust Agreement as may be required for the Pass Through Trust Agreement to be so qualified in accordance with the terms of the TIA and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Pass Through Trust Agreement to be so qualified in a timely manner;

(m)          in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Certificates, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement; provided, however, that any records, information or documents that are reasonably designated by the Company as confidential at the time of delivery of such records, information or documents shall be kept confidential by such persons, unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities (subject to the requirements of such order, and only after such person shall have given the Company prompt, and, if possible, at least 48 hours, prior written notice of such requirements so that the Company, at its expense, may undertake appropriate action to prevent disclosure of such information or records; provided that, should it be determined their disclosure is required, such person will take all precautions in consultation with the Company to preserve the confidentiality of such records, information or documents), (iii) disclosure of such records, information or documents is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any Prospectus referred to in this Agreement) or (iv) such records, information or documents become available to any such person from a source other than the Company and that such person reasonably believes was entitled to disclose such records, information or documents to such person, and such sources is not subject to any contractual, legal, fiduciary or other obligation of confidentiality;

(n)          if reasonably requested by any Holder of Registrable Certificates covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

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(o)          at least up until the Exchange Deadline, use its reasonable best efforts to cause the Registrable Certificates or the Exchange Certificates, as the case may be, to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Section 3(a)(62) under the 1934 Act);

(p)          in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Majority Holders of Registrable Certificates being sold) in order to expedite or facilitate the disposition of such Registrable Certificates pursuant to an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and the Underwriters of such Registrable Certificates with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Majority Holders of Registrable Certificates being sold and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Certificates, covering the matters customarily covered in opinions requested in connection with underwritten firm commitment offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any subsidiary of the Company, or of any business acquired by the Company for which financial statements and financial data are or are required to be included in such Registration Statement) addressed to each selling Holder and Underwriter of Registrable Certificates, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten firm commitment offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Majority Holders of Registrable Certificates being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

In the case of a Shelf Registration Statement, the Company may require each Holder of Registrable Certificates to furnish to the Company such information regarding such Holder and the proposed distribution by such Holder of such Registrable Certificates as the Company may from time to time reasonably request in writing. The Company may exclude from such registrations the Registrable Certificate of any Holder who fails to furnish such information within 30 days after receiving such request. Each Holder further agrees, by acquisition of the Registrable Certificates, to notify the Company, within ten business days of a request from the Company, of the amount of Registrable Securities sold pursuant to the shelf registration Statement and, in the absence of a response, the Company may assume that all of such Holder’s Registrable Certificates were sold.

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In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Certificates pursuant to a Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Certificates current at the time of receipt of such notice. If the Company shall give any such notice to suspend the disposition of Registrable Certificates pursuant to a Registration Statement, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when such Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company may give any such notice only twice during any 365-day period and any such suspensions may not exceed 45 days for each suspension and there may not be more than two suspensions in effect during any 365- day period.

The Holders of Registrable Certificates covered by a Shelf Registration Statement who desire to do so may sell such Registrable Certificates in an Underwritten Offering. In any such Underwritten Offering if requested by the Majority Holders of such Registrable Certificates, the investment banker or investment bankers and manager or managers (such persons,                the “Underwriters”) that will administer the offering will be selected by the Majority Holders of such Registrable Certificates included in such offering, subject to the consent of the Company (which shall not be unreasonably withheld).

4.             Participation of Broker-Dealers in Exchange Offer.

(a)          The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Certificates for its own account in the Exchange Offer in exchange for Certificates that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Certificates.

The Company understands that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Certificates, without naming the Participating Broker-Dealers or specifying the amount of Exchange Certificates owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Certificates for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

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(b)          In light of Section 4(a), notwithstanding the other provisions of this Agreement, the Company agrees that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Certificates by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided that:

(i)          the Company shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), (A) after the Participating Broker-Dealers shall have disposed of the Registrable Certificates or (B) for a period exceeding 90 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Company to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii)         the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company by the Initial Purchasers or with the reasonable request in writing to the Company by one or more broker-dealers who certify to the Initial Purchasers and the Company in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of the shelf registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company shall be obligated (x) to deal only with the entity representing the Participating Broker-Dealers, which shall be Citigroup unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c)          The Initial Purchasers shall have no liability to the Company or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

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5.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Initial Purchaser, their respective directors, officers, employees, affiliates and agents, each Holder and each person who controls any Initial Purchaser or Holder within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Certificates or Registrable Certificates were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Free Writing Prospectus or any Issuer Information filed or required to be filed pursuant to Rule 433(d) under the 1933 Act in each case, taken together with such Prospectus, or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser or Holder specifically for inclusion therein. In connection with any Underwritten Offering permitted by Section 3, the Company will also indemnify the Underwriters, if any, and dealers participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the 1933 Act and the 1934 Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)          Each Holder severally, and not jointly, agrees to indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers and each person who controls the Company, any Initial Purchaser and the other selling Holders within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser and Holder, but only with reference to written information relating to such Holder or any Initial Purchaser furnished to the Company by or on behalf of such Holder in writing specifically for inclusion in any Registration Statement (or any amendment thereto), any Prospectus (or any amendment or supplement thereto) or any Free Writing Prospectus.

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(c)          Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault. Additionally, an indemnified party will not, without the prior written consent of the indemnifying parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnifying parties are actual or potential parties to such claim or action), but if settled, compromised or consented to with such consent or if there otherwise be a final judgment for the plaintiff, the indemnifying parties, jointly and severally, agree to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

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(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, each indemnifying party severally agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers and the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Certificates of such Holder that were registered pursuant to a Registration Statement. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Certificates were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls an Initial Purchaser or Holder within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser or Holder shall have the same rights to contribution as such Initial Purchaser or Holder, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act and each officer and director of the Company or any Owner shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company, (iii) acceptance of any of the Exchange Certificates and (iv) any sale of Registrable Certificates pursuant to a Shelf Registration

Statement.

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6.          Miscellaneous.

(a)          No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Certificates in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements. For the avoidance of doubt, nothing herein shall prevent the Company from entering into any registration rights agreement with respect to any of the Company’s issued and outstanding securities or any securities to be issued by the Company from time to time.

(b)          Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Certificates affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Certificates unless consented to in writing by such Holder.

(c)          Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, facsimile no.: +1 (646) 291-1469, attention: General Counsel; and (ii) if to the Company, initially at LATAM Airlines Group S.A., Pdte. Riesco 5711, Edificio Huidobro, piso 20, Las Condes, Santiago, Chile, Attention: Andres del Valle with a copy to Maria del Pilar Duarte; or emailed to: andres.delvalle@lan.com and MariadelPilar.Duarte@lan.com and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Pass Through Trust Agreement.

(d)          Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Certificates in violation of the terms of the Certificate Purchase Agreement or the Pass Through Trust Agreement. If any transferee of any Holder shall acquire Registrable Certificates, in any manner, whether by operation of law or otherwise, such Registrable Certificates shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Certificates such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

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(e)          Purchases and Sales of Certificates. The Company shall not, and shall use its best efforts to cause its affiliates (as defined in Rule 405 under the 1933 Act) not to, purchase and then resell or otherwise transfer any Certificates prior to the consummation of the Exchange Offer or a Shelf Registration Statement being declared or otherwise becomes effective.

(f)          Third Party Beneficiary. The Holders shall be third party beneficiaries to the applicable agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent the Initial Purchasers deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

(g)          Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Initial Purchaser, the directors, officers, employees and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. The Company hereby appoints Law Debenture Corporate Services Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action, arising out of or based upon this Agreement may be instituted by any Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Initial Purchaser, or by any person who controls any Initial Purchaser, in any court of competent jurisdiction in Chile.

(h)          Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

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(i)          Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(j)          Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(k)         Governing Law. This Agreement shall be governed by the laws of the State of New York.

(l)          Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m)        Trustee. The Trustee shall take actions as may be reasonably requested by the Company in connection with the Company satisfying its obligations arising under this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LATAM ARILINES GROUP, S.A.

BY:	/s/ Pilar Duarte
	Name:	Pilar Duarte
	Title:	Authorized Signatory

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

BY:	/s/ Drew H. Davis
	Name:	Drew H. Davis
	Title:	Assistant Vice President

Registration Rights Agreement Signature Page

Confirmed and accepted as of

the date first above written:

CITIGROUP GLOBAL MARKETS INC.

BY:	/s/ Scott Debano
	Name:	Scott Debano
	Title:	Director

As representative of the several Initial Purchasers

Registration Rights Agreement Signature Page